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                                                                     EXHIBIT 23



                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement of Arden Group, Inc. on Form S-8 (File No. 333-69787) of our report dated March 10, 2000, on our audits of the consolidated financial statements of Arden Group, Inc. and Subsidiary as of January 1, 2000 and January 2, 1999, and for each of the three fiscal years in the period ended January 1, 2000, which report is included in this Annual Report on Form 10-K.



                                                     PRICEWATERHOUSECOOPERS LLP


Los Angeles, California
March 28, 2000